Exhibit 99.1

AgFeed Industries, Inc. Names Selina Jin Chief Financial Officer, Receives Nasdaq Letter

NEW YORK, April 17 /PRNewswire-Asia/ — AgFeed Industries, Inc. (FEED - News), one of the largest independent hog production and animal nutrient companies in China, announced today that Selina Jin has been appointed as its Chief Financial Officer.

AgFeed also announced that it has received a letter from Nasdaq indicating that AgFeed's issuance of common stock and warrants in December 2008 without shareholder approval violated Marketplace Rule 5635(d)(2) and providing AgFeed an extension until June 12, 2009 to evidence compliance with Nasdaq's shareholder approval requirements. To remedy this matter, AgFeed agreed to seek shareholder approval at its 2009 Annual Meeting of Shareholders of the referenced transaction. AgFeed's 2009 Annual Meeting is scheduled to be held on June 11, 2009.

APPOINTMENT OF SELINA JIN AS CHIEF FINANCIAL OFFICER

Selina Jin was appointed Chief Financial Officer of AgFeed on April 16, 2009. Mr. Liangfan Yan, AgFeed's former Chief Financial Officer, will remain with AgFeed as its Internal Controller.

Ms. Jin joined AgFeed as its Assistant Chief Financial Officer in June 2008. She brings to AgFeed 12 years of extensive experience in financial management, researching, budgeting, reporting, investment analysis, internal controls, and design of corporate performance evaluation. She is familiar with the latest PRC GAAP, US GAAP and IFRS and is English speaking.

Dr. Songyan Li, Chairman of AgFeed commented, “Ms. Jin is skilled at establishing financial analysis modules and integrating and implementing financial accounting controls and procedures. I believe she will be of great help in advancing our financial management.”

Ms. Jin possesses a Bachelor’s degree in Accounting from the School of International Business at Hunan University and a Masters of Business Administration in Finance and Accounting from Shanghai University of Financial and Economics. Ms. Jin is a member of the China Association of Chief Financial Officers, the Institute of Management Accountants, and the International Financial Management Association.

Prior to joining AgFeed, Ms. Jin served as the Chief Financial Officer of Changsha Zhan Hong Energy Chemical Co., Ltd., where she directed an array of financial functions, including effective variance analyses on financial performance, financial budgeting and financial ratio monitoring. Under her leadership, the financial department assisted management with strategic planning, budgeting, management process control, corporate performance evaluation, and, most importantly, increasing shareholder value. From 2003 to 2004, Ms. Jin was the Assistant Chief Executive Officer of Citia International Ltd. N. Z., where she established that company's financial and operational infrastructure and designed and implemented internal controls for its financial and operating systems. Ms. Jin began her career as an assistant professor in the Business School of Central South University, where her responsibilities included teaching courses and conducting research in financial accounting, corporate finance analysis, taxation, and management information systems for accounting.

While an MBA candidate, Ms. Jin directed a number of projects, including setting up a customized enterprise performance evaluation system based on a corporation’s unique situations and EVA, BSC, and KPI principles, evaluating the opportunities/risks of investing in limestone mining and deep processing for China Minmetals Corporation, a Fortune 500 global company, as well as analyzing and forecasting the general trend of the stock market for real-estate enterprises.

NASDAQ LETTER

On April 13, 2009, AgFeed received a letter from Nasdaq indicating that AgFeed's sale of common stock and warrants in a December 2008 registered direct offering violated the shareholder approval requirement of Nasdaq Marketplace Rule 5635(d)(2). Nasdaq also provided an extension until June 12, 2009 to evidence compliance with Nasdaq's shareholder approval requirements. AgFeed's 2009 Annual Meeting is scheduled for June 11, 2009.

In a registered direct offering which closed on December 31, 2008, AgFeed sold to four institutional investors 5,000,006 units, each consisting of one share of our common stock and a warrant to purchase seven-tenths of one share of our common stock for aggregate gross proceeds of $8,750,010.25, or $1.75 per unit.

The 5,000,006 shares of common stock were sold at a discount to market price, but only represented approximately 15.2% of AgFeed's outstanding common stock prior to the sale, well below the 20% limit of Marketplace Rule 5635(d)(2). However, the 3,500,004 shares of common stock issuable upon exercise of the warrants represented approximately 10.6% of AgFeed's common stock prior to the sale. While the $2.50 exercise price of the warrants was greater than the market price of AgFeed's common stock at the time of the sale, it was less than the $3.29 book value of AgFeed's shares, as reflected in the financial statements included in AgFeed's Form 10-Q Quarterly Report for the third quarter ended September 30, 2008.

As previously reported, in a letter to Nasdaq dated February 27, 2009, AgFeed agreed to seek shareholder approval at its 2009 Annual Meeting of Shareholders for its sale of common stock and warrants in the December transaction. In the letter and subsequent conversations with Nasdaq's staff, AgFeed also agreed to not effect exercises of the warrants prior to the date of shareholder approval.

Members of the Company's management having the right to vote 11,460,024 shares of the Company's common stock (representing approximately 30% of AgFeed's outstanding common stock) have agreed to vote to approve the December transaction at the 2009 Annual Meeting. The December transaction will be approved if a majority of the votes cast on the transaction at the annual meeting vote to approve it, not counting any votes represented by the shares purchased in the December transaction which are voted by an investor in that transaction.

ABOUT AGFEED INDUSTRIES, INC.
Nasdaq Global Market listed AgFeed Industries (www.agfeedinc.com) is a U.S. company with its primary operations in China. AgFeed has two profitable business lines — premix animal feed and hog production. AgFeed is China's largest commercial hog producer in terms of total annual hog production as well as the largest premix feed company in terms of revenues. China is the world's largest hog producing country that produces over 600 million hogs per year, compared to approximately 100 million hogs in the U.S. China also has the world's largest consumer base for pork consumption. Over 65% of total meat consumed in China is pork. Hog production in China enjoys income tax free status. The pre-mix feed market in which AgFeed operates is an approximately $1.6 billion segment of China's $40 billion per year animal feed market, according to the China Feed Industry Association.

SAFE HARBOR DISCLOSURE NOTICE: This release contains forward-looking information about the Company's financial results and estimates, business plans and prospects that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as "will," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "forecast" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans and prospects. Among the factors that could cause actual results to differ materially are the following: the availability and prices of live hogs, raw materials, fuel and supplies; food safety; livestock disease; live hog production costs; product pricing; the competitive environment and related market conditions; operating efficiencies; interest rate and foreign currency exchange rate fluctuations; access to capital; the cost of compliance with environmental and health standards; actions of the PRC government; governmental laws and regulations affecting our operations, including tax obligations; the ability to make effective acquisitions at the prices we expect and successfully integrate newly acquired businesses into existing operations; the success of our research and development activities; changes in generally accepted accounting principles; uncertainties related to general economic, political, business, industry, regulatory and market conditions; any changes in business, political and economic conditions due to the threat of terrorist activity; and other risks and uncertainties described in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 and in its subsequent Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on forward-looking statements because actual results may differ materially from those expressed in, or implied by, the statements. Any forward-looking statement that the Company makes speaks only as of the date of such statement, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Additional Information and Where to Find It

AgFeed has filed with the SEC a preliminary proxy statement on Schedule 14A in connection with its 2009 Annual Meeting. STOCKHOLDERS OF AGFEED AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, AGFEED’S DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE ANNUAL MEETING BECAUSE THIS PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement will be mailed to stockholders as of the record date for the Annual Meeting. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, once available. The definitive proxy statement, when filed, and other relevant documents can also be obtained, without charge, at the SEC’s Internet site http://www.sec.gov or by contacting AgFeed at (917) 804-3584. As a result of the review by the SEC of the preliminary proxy statement, AgFeed may be required to make changes to the information contained in the preliminary proxy statement.

    Contact:
    Investor Relations:
    AgFeed Industries, Inc.
    Tel: (917) 804-3584
    Email: ir@agfeedinc.com

CONTACT: Investor Relations of AgFeed Industries, Inc., +1-917-804-3584, ir@agfeedinc.com